Exhibit 1.2

Pricing Agreement

June 14, 2018

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, New York 10281

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated June 14, 2018 (the “Agreement”), between the Company, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and RBC Capital Markets, LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 7:00 p.m. (Eastern Time) on June 14, 2018 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated June 14, 2018 (including the Base Prospectus dated February 21, 2017) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

2

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name: Robert W. Oberrender
Title: Senior Vice President and Treasurer

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Douglas Muller
Name: Douglas Muller
Title: Managing Director

By:	BARCLAYS CAPITAL INC.

By:	/s/ James Gutow
Name: James Gutow
Title: Managing Director

By:	GOLDMAN SACHS & CO. LLC

By:	/s/ Adam Greene
Name: Adam Greene
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

By:	RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Name: Scott G. Primrose
Title: Authorized Signatory

As Representatives of the several Underwriters

named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2021 Notes	Principal Amount of 2023 Notes	Principal Amount of 2028 Notes	Principal Amount of 2048 Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$41,111,000	$46,984,000	$88,095,000	$135,079,000	$158,571,000
Barclays Capital Inc.	41,111,000	46,984,000	88,095,000	135,079,000	158,571,000
Goldman Sachs & Co. LLC	41,111,000	46,984,000	88,095,000	135,079,000	158,571,000
Morgan Stanley & Co. LLC	41,111,000	46,984,000	88,095,000	135,079,000	158,571,000
RBC Capital Markets, LLC	41,111,000	46,984,000	88,095,000	135,079,000	158,571,000
Citigroup Global Markets Inc.	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
Credit Suisse Securities (USA) LLC	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
HSBC Securities (USA) Inc.	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
J.P. Morgan Securities LLC	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
Mizuho Securities USA LLC	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
PNC Capital Markets LLC	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
U.S. Bancorp Investments, Inc.	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
Wells Fargo Securities, LLC	11,375,000	13,000,000	24,375,000	37,375,000	43,875,000
BB&T Capital Markets, a division of BB&T Securities, LLC	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
BMO Capital Markets Corp.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
BNY Mellon Capital Markets, LLC	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
Deutsche Bank Securities Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
Drexel Hamilton, LLC	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
Fifth Third Securities, Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
KeyBanc Capital Markets Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
MUFG Securities Americas Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
Samuel A. Ramirez & Company, Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
Regions Securities LLC	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
Santander Investment Securities Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
SunTrust Robinson Humphrey, Inc.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
TD Securities (USA) LLC	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
The Huntington Investment Company	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000
The Williams Capital Group, L.P.	3,563,000	4,072,000	7,635,000	11,707,000	13,743,000

Total	$350,000,000	$400,000,000	$750,000,000	$1,150,000,000	$1,350,000,000

SCHEDULE II

Title of Designated Securities:

Floating Rate Notes Due June 15, 2021 (the “Floating Rate Notes”)

3.150% Notes Due June 15, 2021 (the “2021 Notes”)

3.500% Notes Due June 15, 2023 (the “2023 Notes”)

3.850% Notes Due June 15, 2028 (the “2028 Notes”)

4.250% Notes Due June 15, 2048 (the “2048 Notes”)

Aggregate principal amount:

$350,000,000 for the Floating Rate Notes

$400,000,000 for the 2021 Notes

$750,000,000 for the 2023 Notes

$1,150,000,000 for the 2028 Notes

$1,350,000,000 for the 2048 Notes

Price to Public:

Floating Rate Notes:	100.000% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from June 19, 2018.

2021 Notes:	99.946% of the principal amount of the 2021 Notes, plus accrued interest, if any, from June 19, 2018.

2023 Notes:	99.950% of the principal amount of the 2023 Notes, plus accrued interest, if any, from June 19, 2018.

2028 Notes:	99.828% of the principal amount of the 2028 Notes, plus accrued interest, if any, from June 19, 2018.

2048 Notes:	99.312% of the principal amount of the 2048 Notes, plus accrued interest, if any, from June 19, 2018.

Purchase Price by Underwriters:

Floating Rate Notes:	99.750% of the principal amount of the Floating Rate Notes, plus accrued interest, if any, from June 19, 2018, if settlement occurs after that date.

2021 Notes:	99.696% of the principal amount of the 2021 Notes, plus accrued interest, if any, from June 19, 2018, if settlement occurs after that date.

2023 Notes:	99.600% of the principal amount of the 2023 Notes, plus accrued interest, if any, from June 19, 2018, if settlement occurs after that date.

2028 Notes:	99.378% of the principal amount of the 2028 Notes, plus accrued interest, if any, from June 19, 2018, if settlement occurs after that date.

2048 Notes:	98.562% of the principal amount of the 2048 Notes, plus accrued interest, if any, from June 19, 2018, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), June 19, 2018.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

Floating Rate Notes:	June 15, 2021.

2021 Notes:	June 15, 2021.

2023 Notes:	June 15, 2023.

2028 Notes:	June 15, 2028.

2048 Notes:	June 15, 2048.

Interest Rate:

Floating Rate Notes:	LIBOR plus 26 basis points, except for the initial interest period (short first coupon), the interest rate in effect will be based on an interpolated LIBOR (for two-month U.S. dollar deposits and three-month U.S. dollar deposits), determined on the interest determination date, plus 26 basis points.

2021 Notes:	3.150%.

2023 Notes:	3.500%.

2028 Notes:	3.850%.

2048 Notes:	4.250%.

Interest Payment Dates:

Floating Rate Notes:	March 15, June 15, September 15 and December 15, commencing September 15, 2018.

2021 Notes:	June 15 and December 15, commencing December 15, 2018.

2023 Notes:	June 15 and December 15, commencing December 15, 2018.

2028 Notes:	June 15 and December 15, commencing December 15, 2018.

2048 Notes:	June 15 and December 15, commencing December 15, 2018.

Optional Redemption:

The 2021 Notes, the 2023 Notes, the 2028 Notes and the 2048 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

June 19, 2018, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the Floating Rate Notes, the 2021 Notes, the 2023 Notes, the 2028 Notes and the 2048 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

50 Rockefeller Plaza, NY1-050-12-01

New York, New York 10020

Attention: High Grade Debt Capital Markets Transaction Management/Legal

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: Syndicate Registration

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Prospectus Department

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Investment Banking Division

RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street

New York, New York 10281

Attention: DCM Transaction Management

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated June 14, 2018, relating to the Floating Rate Notes, the 2021 Notes, the 2023 Notes, the 2028 Notes and the 2048 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-216150

June 14, 2018

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated June 14, 2018

$350,000,000 FLOATING RATE NOTES DUE JUNE 15, 2021

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	June 14, 2018

Settlement Date (T+3):	June 19, 2018

Maturity Date:	June 15, 2021

Principal Amount Offered:	$350,000,000

Price to Public (Issue Price):	100.000%

Net Proceeds (Before Expenses) to Issuer:	$349,125,000 (99.750%)

Base Rate Spread:	LIBOR plus 26 basis points

Initial Interest Rate:	The interest rate in effect for the initial interest period is based on an interpolated LIBOR (between two-month and three-month LIBOR), determined on the Initial Interest Determination Date, plus 26 basis points

Interest Payment Dates and Interest Reset Dates:	March 15, June 15, September 15 and December 15, commencing September 15, 2018

Interest Determination Dates:	Second London business day preceding the applicable interest reset date

Initial Interest Determination Date:	June 15, 2018

Regular Record Dates:	15th calendar day (whether or not a business day) preceding the applicable Interest Payment Date

Optional Redemption Provisions:	None.

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day count:	Actual/360

Business days:	Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close, provided that, the day is also a London business day.

London business day:	Any day on which dealings in United States dollars are transacted in the London interbank market.

CUSIP / ISIN:	91324P DG4 / US91324PDG46

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Senior Co-Managers:

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Deutsche Bank Securities Inc.

Drexel Hamilton, LLC

Fifth Third Securities, Inc.

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

Regions Securities LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc.

TD Securities (USA) LLC

The Huntington Investment Company

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

FIXED RATE NOTES

$400,000,000 3.150% NOTES DUE JUNE 15, 2021

$750,000,000 3.500% NOTES DUE JUNE 15, 2023

$1,150,000,000 3.850% NOTES DUE JUNE 15, 2028

$1,350,000,000 4.250% NOTES DUE JUNE 15, 2048

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	June 14, 2018

Settlement Date (T+3):	June 19, 2018

Maturity Date:	June 15, 2021 (the “2021 Notes”) June 15, 2023 (the “2023 Notes”) June 15, 2028 (the “2028 Notes”) June 15, 2048 (the “2048 Notes”)

Principal Amount Offered:	$400,000,000 (2021 Notes) $750,000,000 (2023 Notes) $1,150,000,000 (2028 Notes) $1,350,000,000 (2048 Notes)

Price to Public (Issue Price):	99.946% (2021 Notes) 99.950% (2023 Notes) 99.828% (2028 Notes) 99.312% (2048 Notes)

Net Proceeds (Before Expenses) to Issuer:	$398,784,000 (99.696%) (2021 Notes) $747,000,000 (99.600%) (2023 Notes) $1,142,847,000 (99.378%) (2028 Notes) $1,330,587,000 (98.562%) (2048 Notes)

Interest Rate:	3.150% (2021 Notes) 3.500% (2023 Notes) 3.850% (2028 Notes) 4.250% (2048 Notes)

Interest Payment Dates:

June 15 and December 15, commencing December 15, 2018 (2021 Notes)

June 15 and December 15, commencing December 15, 2018 (2023 Notes)

June 15 and December 15, commencing December 15, 2018 (2028 Notes)

June 15 and December 15, commencing December 15, 2018 (2048 Notes)

Regular Record Dates:	June 1 and December 1 (2021 Notes) June 1 and December 1 (2023 Notes) June 1 and December 1 (2028 Notes) June 1 and December 1 (2048 Notes)

Benchmark:	T 2.625% due May 15, 2021 (2021 Notes) T 2.750% due May 31, 2023 (2023 Notes) T 2.875% due May 15, 2028 (2028 Notes) T 3.000% due February 15, 2048 (2048 Notes)

Benchmark Price / Yield:	99-26 1⁄4 / 2.689% (2021 Notes) 99-23 / 2.811% (2023 Notes) 99-14 / 2.941% (2028 Notes) 98-26 / 3.061% (2048 Notes)

Spread to Benchmark:	+48 basis points (2021 Notes) +70 basis points (2023 Notes) +93 basis points (2028 Notes) +123 basis points (2048 Notes)

Re-offer Yield:	3.169% (2021 Notes) 3.511% (2023 Notes) 3.871% (2028 Notes) 4.291% (2048 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 10 basis points (2021 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points (2023 Notes).

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points (2028 Notes).

Prior to December 15, 2047 (6 months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on or after December 15, 2047 (2048 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Day Count:	30/360

Business Day	Any day except a Saturday, a Sunday or a day on which banking institutions in New York, New York or Minneapolis, Minnesota are authorized or required by law, regulation or executive order to close.

CUSIP / ISIN:	91324P DH2 / US91324PDH29 (2021 Notes) 91324P DJ8 / US91324PDJ84 (2023 Notes) 91324P DK5 / US91324PDK57 (2028 Notes) 91324P DL3 / US91324PDL31 (2048 Notes)

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated Barclays Capital Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Senior Co-Managers:

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

HSBC Securities (USA) Inc.

J.P. Morgan Securities LLC

Mizuho Securities USA LLC

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

Co-Managers:

BB&T Capital Markets, a division of BB&T Securities, LLC

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Deutsche Bank Securities Inc.

Drexel Hamilton, LLC

Fifth Third Securities, Inc.

KeyBanc Capital Markets Inc.

MUFG Securities Americas Inc.

Samuel A. Ramirez & Company, Inc.

Regions Securities LLC

Santander Investment Securities Inc.

SunTrust Robinson Humphrey, Inc. TD Securities (USA) LLC The Huntington Investment Company The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

UNDERWRITING

Page S-24 of the prospectus supplement is amended to add the following section between the sections “—Offering Restrictions—Singapore” and “—Other”:

Taiwan

The notes have not been, and will not be, registered with the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) pursuant to applicable securities laws and regulations. No person or entity in Taiwan is authorized to distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available for purchase outside Taiwan by investors residing in Taiwan (either directly or through properly licensed Taiwan intermediaries acting on behalf of such investors), but may not be issued, offered or sold in Taiwan. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

*  *  *

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322, Barclays Capital Inc. toll-free at (888) 603-5847, Goldman Sachs & Co. LLC toll-free at (866) 471-2526, Morgan Stanley & Co. LLC toll-free at (866) 718-1649 and RBC Capital Markets, LLC toll-free at 866-375-6829. Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.